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                                                                   Exhibit 10.55

                                SEVENTH AMENDMENT
                                     TO THE
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

      WHEREAS, Fisher Scientific International Inc. (the "Company") desires to amend the Fisher Scientific International Inc. Savings and Profit Sharing Plan (the "Plan") to provide for matching contributions and discretionary contributions to Participants who are Eligible Employees and who have completed at least a 6 month period of service with the Company; and

      WHEREAS, Section 11.1 of the Plan grants the Administrative and Investment Committee (the "Committee") the authority to make amendments to the Plan which will not involve an estimated annual cost under the Plan in excess of $500,000.

      NOW,THEREFORE, it hereby is:

      RESOLVED THAT the Plan be hereby amended as follows:

      1. Section 1.21 of the Plan is amended and restated effective February 1, 2003 as follows:

      "1.21. Eligibility Service means the completion by an Employee of one Hour of Service, provided that for purposes of Basic Matching Contributions or Discretionary Contributions, Eligibility Service means the completion of a six-month period of Service.

      For purposes of calculating Service as a result of the change from the general method of crediting service to the elapsed time method, each Eligible Employee shall receive credit for a period of Service consisting of:

      (a) a number of years equal to the number of years of Service credited to the Employee before the computation period during which this amendment is effective; and

      (b) the greater of (1) the period of Service that would be credited to the Employee under new elapsed time method during the entire computation period in which the amendment occurs, or (2) the Service taken into account under the computation period method as of the date of the amendment.

      2. Section 3.2(a) and (b) of the Plan is amended and restated effective February 1, 2003 as follows:

      3.2. Matching Contributions.

      (a) Matching Contributions. The Company shall make contributions on behalf of each Participant who is an Eligible Employee (and who otherwise qualifies for Basic Matching Contributions including the completion of the six month period of

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      Service) in an amount equal to 25% of the portion of the amount contributed under Section 3.1 which does not exceed the Employee's Basic Employee Contributions, as defined in Section 1.7, for a month or other period designated by the Committee but only with respect to periods commencing after such Eligible Employee has completed a six month period of Service.

      (b) Discretionary Contributions. During a Plan Year, in the sole discretion of and in the amount determined by the Committee (whether lump sum or a percentage of Participants' Basic Employee Contributions), a Company or Business Unit may make one or more Discretionary Contributions on behalf of each Participant who is an Eligible Employee (and who otherwise qualifies for Discretionary Contributions including the completion of the six month period of Service). A Discretionary Contribution for a Plan Year may be made at any time for all or a designated portion of the Plan Year but only with respect to periods commencing after such Eligible Employee has completed a six month period of Service. Discretionary Contributions may only be made in cash."

      IN WITNESS WHEREOF, the Fisher Scientific International Inc. Savings and Profit Sharing Plan is amended the 1st day of February, 2003.

                                        ADMINISTRATIVE AND INVESTMENT COMMITTEE

                                        /s/ Paul M. Meister
                                        ------------------------------------
                                        Paul M. Meister

                                        /s/ Todd M. DuChene
                                        ------------------------------------
                                        Todd M. DuChene